EXHIBIT 3.1

THIRD AMENDED AND RESTATED BY-LAWS

of

Ralph Lauren Corporation

(A Delaware Corporation)

(As adopted by the Board of Directors on February 4, 2014)

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1           “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2           “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3           “Board” means the Board of Directors of the Corporation.

1.4           “By-laws” means the initial by-laws of the Corporation, as amended from time to time.

1.5           “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended from time to time.

1.6           “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7           “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.8           “Corporation” means Ralph Lauren Corporation.

1.9           “Directors” means directors of the Corporation.

1.10         “Entire Board” means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

1.11         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

1.12         “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time, or any successor statute thereto.

1.13         “office of the Corporation” means the principal executive offices of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.14         “President” means the President of the Corporation.

1.15         “public disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

1.16         “Secretary” means the Secretary of the Corporation.

1.17         “Stockholders” means stockholders of the Corporation.

1.18         “Treasurer” means the Treasurer of the Corporation.

1.19         “Vice Chairman” means the Vice Chairman of the Board of Directors of the Corporation.

1.20         “Senior Vice President” means a Senior or Executive Vice President of the Corporation.

ARTICLE 2

STOCKHOLDERS

2.1           Place of Meetings.  Every meeting of Stockholders shall be held (a) at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof, (b) solely by means of remote communication or (c) as otherwise permitted by the General Corporation Law, in each case, as may be designated by the Board from time to time.

2.2           Annual Meeting.  A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business as may properly come before the meeting at such date and time as may be determined by the Board and designated in the notice of meeting.

2.2.1      At any such annual meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of Stockholders (a) by, or at the direction of, the Board of Directors or (b) by a Stockholder entitled to vote at the meeting who complies with the procedures set forth in this Section 2.2.1 and who is a Stockholder of record when notice is given and at the time of the meeting.  For business or a proposal to be properly brought before an annual meeting of Stockholders by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a Stockholder’s notice must be delivered personally or mailed to, and received at the office of the Corporation, addressed to the Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, if (i) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (ii) no annual meeting was held during the prior year, the notice must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of 60 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure.

A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before an annual meeting of Stockholders (a) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business (the “Proponent”) and any Stockholder Associated Person (as defined below); (c) a description, in 500 words or less, of any interest of the Proponent or any Stockholder Associated Person in such business; (d) a representation that the Stockholder is a holder of record of stock of the Corporation at the time the notice is delivered and intends to be a Stockholder of record at the time of the meeting and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice; (e) as to each Proponent and Stockholder Associated Person (i) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (ii) the date such shares of stock were acquired, (iii) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing with respect to such business, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person (as defined below), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (v) a description in reasonable detail of any proxy (including revocable proxies), agreement, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (vi) a description of any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (vii) a description of any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (viii) a description of any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice (such information specified in this clause (e) referred to herein as “Stockholder Information”); (f) any material interest of each Proponent and any Stockholder Associated Person in such business; (g) a representation as to whether the Proponent intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of stock required to approve or adopt such business or (ii) otherwise to solicit proxies from Stockholders in support of such business; (h) all other information that would be required to be filed with the Securities and Exchange Commission if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and (j) a representation that the Proponents shall provide any other information reasonably requested by the Corporation.  Notwithstanding anything these Amended and Restated By-Laws or in the Amended and Restated Certificate of Incorporation to the contrary, no business shall be conducted at a meeting of Stockholders except in accordance with the procedures set forth in this Section 2.2.1.

“Stockholder Associated Person” means with respect to any Stockholder, (a) any other beneficial owner of stock of the Corporation that is owned by such Stockholder and (b) any person that directly or indirectly controls, is controlled by, or is under common control with, the Stockholder or such beneficial owner.

The Proponent shall also provide any other information reasonably requested by the Corporation within ten business days after such request.  In addition, the Proponent shall further update and supplement the information provided to the Corporation in the notice or upon the Corporation’s request as needed, so that such information shall be true and correct as of the Notice Record Date or Voting Record Date, as applicable, for the meeting and as of the date that is the later of ten business days before the meeting or any adjournment or postponement thereof.  Such update and supplement must be delivered personally or mailed to, and received at the office of the Corporation, addressed to the Secretary of the Corporation, by no later than five business days after the Notice Record Date and Voting Record Date, as applicable, for the meeting, and not later than seven business days before the date for the meeting (any adjournment or postponement of the meeting).

If the Proponent (or a qualified representative) does not appear at the annual meeting, such business will not be transacted unless the chairman of the meeting determines otherwise.  To be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 2.2.1, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing, nothing in this Section 2.2.1 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

The notice requirements of this Section 2.2.1 shall be deemed satisfied with respect to Stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  Further, nothing in this Section 2.2.1 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.2.2      Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, only persons nominated in accordance with the procedures set forth in this Section 2.2.2 shall be eligible for election as directors.  Nominations of persons for election to the Board may be made at an annual meeting of Stockholders or special meeting of Stockholders called by the Board of Directors for the purpose of electing directors (a) by or at the direction of the Board or (b) by any Stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2.2.2 and who is a Stockholder of record when notice is given and at the time of the meeting.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a Stockholder’s notice must be delivered personally or mailed to, and received at the office of the Corporation, addressed to the Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, if (i) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders, or (ii) no annual meeting was held during the prior year, the notice must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of 60 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure.

Notwithstanding anything to the contrary in this Section 2.2.2, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased in connection with the meeting and there is no public disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a written notice given by or on behalf of a Stockholder of record shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the office of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.

A Stockholder’s notice to the Secretary shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (the “Stockholder Nominee”) (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such Stockholder’s notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the Stockholder giving the notice (the “Nominating Stockholder”) (i) the name and address, as they appear on the Corporation’s books, of the Nominating Stockholder and any Stockholder Associated Person to be supporting such nominee(s) and (ii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Nominating Stockholder and each Stockholder Nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (d) the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associate Person; (e) all other information that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (f) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or other persons acting in concert therewith, including all information that would be required be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant; (g) a representation as to whether the Nominating Stockholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding shares of stock required to approve the nomination or nominations, or (ii) otherwise to solicit proxies from Stockholders in support of such nomination; and (h) a representation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

No person (other than persons nominated by or at the directors of the Board) shall be eligible for election as director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2.2.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.2.2, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.  If the Stockholder nominating the nominee (or their qualified representative) does not appear at the meeting, their nominations will be disregarded.

2.3           Nominee and Director Qualifications.  Unless the Board determines otherwise, to be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.2.2) to the Secretary at the office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors.

2.4           Deferred Meeting for Election of Directors, etc.  If the annual meeting of Stockholders for the election of Directors and the transaction of other business is not held within the months specified in Section 2.2 hereof, the Board shall call a meeting of Stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

2.5           Other Special Meetings.  A special meeting of Stockholders (other than a special meeting for the election of Directors), unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board, by the Chairman or by the Chief Executive Officer.  At any special meeting of Stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.7 hereof or in any waiver of notice thereof given pursuant to Section 2.8 hereof.

2.6           Fixing Record Date.  For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Certificate of Incorporation to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which Notice Record Date shall not be (x) in the case of clause (a)(i) above, more than 60 nor less than ten days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(iii) or (b) above, more than 60 days prior to such action.  The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”).  If no record dates are fixed:

2.6.1      the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

2.6.2      the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required under the General Corporation Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, the office of the Corporation, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

2.6.3      the record date for determining Stockholders for any purpose other than those specified in Sections 2.6.1 and 2.6.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.6, such determination shall apply to any adjournment thereof unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.  Delivery made to the Corporation’s registered office in accordance with Section 2.6.2 shall be by hand or by certified or registered mail, return receipt requested.

2.7           Notice of Meetings of Stockholders.  Except as otherwise provided in Sections 2.6 and 2.8 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than 60 days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.7 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.  If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.8           Waivers of Notice.  Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

2.9           List of Stockholders.  The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  Such list shall be open to the examination of any Stockholder, the Stockholder’s agent, or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.  The Corporation shall maintain the Stockholder list in written form or in another form capable of conversion into written form within a reasonable time.  Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.  The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

2.10         Quorum of Stockholders; Adjournment.  Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of one-third of the voting power of all outstanding shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting.  When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders.  The person presiding at the meeting or the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.11         Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his or her name on the record of Stockholders determined in accordance with Section 2.6 hereof.  If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.  The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares.  Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock.  At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken.  All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation.  In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot.  Each ballot shall be signed by the Stockholder voting or the Stockholder’s proxy and shall state the number of shares voted.  Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy.  The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.  A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

2.12         Conduct of Meetings.  The Board may adopt such rules and procedures for the conduct of meetings of Stockholders as it deems appropriate.  Unless the Board determines otherwise, at each meeting of Stockholders, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President or, in the absence of the President, a Senior Vice President and, in case more than one Senior Vice President shall be present, that Senior Vice President designated by the Board (or in the absence of any such designation, the most senior such Vice President present), shall serve as chairman of, and preside over, the meeting.  Except to the extent inconsistent with the rules and procedures as adopted by the Board, the chairman of the meeting shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants.  The chairman of any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.  If none of the officers above designated to act as the chairman of the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, such secretary shall be designated by the chairman of the meeting.

2.13         Voting Procedures and Inspectors of Election at Meetings of Stockholders.  The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed or is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any Stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the chairman of the meeting and shall be announced at the meeting.  No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

2.14         Written Consent of Stockholders Without a Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, the office of the Corporation, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.  Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.14, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

ARTICLE 3

DIRECTORS

3.1           General Powers.  Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.  The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.  In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the Stockholders.

3.2           Number; Qualification; Term of Office.  The Board shall consist of six to 20 members (plus any directors which are entitled to be elected by any series of Preferred Stock pursuant to the terms thereof).  The number of Directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the Stockholders or by action of the Board.  Directors need not be Stockholders.  Each Director shall hold office until a successor is elected and qualified or until the Director’s death, resignation or removal.

3.3           Election.  Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote in the election.

3.4           Newly Created Directorships and Vacancies.  Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors without cause, may be filled only by (a) the affirmative votes of a majority of the remaining directors elected by holders of each class of Common Stock or series of Preferred Stock that (i) elected such directorship and (ii) as of the date such vacancy is filled, would be entitled to elect such directorship at the next annual meeting of Stockholders or, (b) if there are no such remaining directors, then by a plurality of the votes cast by the holders of the class or classes of Common Stock or series of Preferred Stock that, as of the date such vacancy is filled, would be entitled to elect such directorship at the next annual meeting of Stockholders, voting as a separate class at a meeting, special or otherwise, of the holders of Common Stock of such class or classes or series of Preferred Stock.  A Director elected to fill a vacancy shall be elected to hold office until a successor is elected and qualified, or until the Director’s earlier death, resignation or removal.

3.5           Resignation.  Any Director may resign at any time by written notice to Secretary of the Corporation.  Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.6           Removal.  Unless otherwise provided in the Certificate of Incorporation, and subject to the provisions of Section 141(k) of the General Corporation Law, directors may be removed with or without cause only by a majority of the holders of the class or classes of Common Stock or series of Preferred Stock that, as of the date such removal is effected, would be entitled to elect such directorship at the next annual meeting of Stockholders.

3.7           Compensation.  Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties.  Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties.  Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8           Times and Places of Meetings.  The Board may hold meetings, both regular and special, either within or without the State of Delaware.  The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

3.9           Annual Meetings.  On the day when and at the place where the annual meeting of Stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business.  The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

3.10         Regular Meetings.  Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

3.11         Special Meetings.  Special meetings of the Board may be called by the Chairman, the Vice Chairman, the Chief Executive Officer or the Secretary or by any two or more Directors then serving on at least one day’s notice to each Director given by one of the means specified in Section 3.14 hereof other than by mail, or on at least three days’ notice if given by mail.  Special meetings shall be called by the Chairman, the Vice Chairman, the Chief Executive Officer or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

3.12         Telephone Meetings.  Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or any other means permitted by the General Corporation Law, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

3.13         Adjourned Meetings.  A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.  At least one day’s notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.14 hereof other than by mail, or at least three days’ notice if by mail.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.14         Notice Procedure.  Subject to Sections 3.11 and 3.17 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy, electronic transmission or any other means permitted by the General Corporation Law.

3.15         Waiver of Notice.  Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

3.16         Conduct of Meetings.  Unless the Board determines otherwise, at each meeting of the Board, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a chairman chosen by a majority of the Directors present, shall preside.  The Secretary shall act as secretary at each meeting of the Board.  In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.17         Quorum of Directors.  The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

3.18         Action by Majority Vote.  Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.19         Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in any manner permitted by the General Corporation Law, and appropriate evidence of such consents are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4

COMMITTEES OF THE BOARD

The Board may, by resolution passed by a vote of a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under section 251 or section 252 of the General Corporation Law, recommending to the Stockholders (a) the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or (b) a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.  Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

ARTICLE 5

OFFICERS

5.1           Positions.  The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, a Vice Chairman, a President, one or more Senior Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board may from time to time appoint.  Such officers of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

5.2           Appointment.  The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

5.3           Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

5.4           Term of Office.  Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is chosen and qualifies or until such officer’s earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the Secretary of the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.  The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.  Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.  The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

5.5           Fidelity Bonds.  The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.6           Chairman.  The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.7           Vice Chairman.  The Vice Chairman, if one shall have been appointed, shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.8           Chief Executive Officer.  The Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors.  The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) or the Vice Chairman (if there be one) is not present.  The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

5.9           President.  At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the President, if one shall have been appointed, shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and the President shall perform such other duties as from time to time may be assigned to the President by the Board or by the Chief Executive Officer.

5.10         Senior Vice Presidents.  At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the Senior Vice Presidents shall (in the manner designated by the Board) perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  Any Senior Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Senior Vice President shall perform such other duties as from time to time may be assigned to such Senior Vice President by the Board or by the Chief Executive Officer.

5.11         Secretary.  The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required.  The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be.  The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer’s signature.  The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President or any Senior Vice President.  The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the Chief Executive Officer.

5.12         Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

5.13         Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1           Execution of Contracts.  The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2           Loans.  The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

6.3           Checks, Drafts, Etc.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4           Deposits.  The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

ARTICLE 7

STOCK AND DIVIDENDS

7.1           (a)  Certificates Representing Shares.  The shares of capital stock of the Corporation may be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board.  Such certificates shall be signed by the Chairman, the Chief Executive Officer or a Senior Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b)         Electronic Securities Recordation.  Notwithstanding the provisions of Section 7.1(a) of this Article 7, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.2           Transfer of Shares.  Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes.  Except for shares of Class B Common Stock and Class C Common Stock, which shall be retained by the Corporation as treasury shares, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation.  A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation.  No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3           Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4           Lost, Destroyed, Stolen and Mutilated Certificates.  The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated.  The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.5           Rules and Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

7.6           Restriction on Transfer of Stock.  A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.  Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction.  A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation.  No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

7.7           Dividends, Surplus, Etc.  Subject to the provisions of the Certificate of Incorporation and of law, the Board:

7.7.1      may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

7.7.2      may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

7.7.3      may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

ARTICLE 8

INDEMNIFICATION

8.1           Indemnity Undertaking.  To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a

“Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges).  Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 8.

8.2           Advancement of Expenses.  The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

8.3           Rights Not Exclusive.  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

8.4           Continuation of Benefits.  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

8.5           Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, the Certificate of Incorporation or under section 145 of the General Corporation Law or any other provision of law.

8.6           Binding Effect.  The provisions of this Article 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be, and shall be legally bound.  No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.7           Procedural Rights.  The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction.  The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled.  Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

8.8           Service Deemed at Corporation’s Request.  Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

8.9           Election of Applicable Law.  Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought.  Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE 9

BOOKS AND RECORDS

9.1           Books and Records.  There shall be kept at the office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board.  The Corporation shall keep at the office of the Corporation, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

9.2           Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, any information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

9.3           Inspection of Books and Records.  Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

ARTICLE 10

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 11

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

ARTICLE 12

PROXIES AND CONSENTS

Unless otherwise directed by the Board, the Chairman, the Vice Chairman, the Chief Executive Officer, the President, any Senior Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

ARTICLE 13

EMERGENCY BY-LAWS

Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when a quorum of the Corporation’s Directors cannot be readily assembled because of some catastrophic event.  During such emergency:

13.1         Notice to Board Members.  Any one member of the Board or any one of the following officers:  Chairman, Vice Chairman, Chief Executive Officer, President, any Senior Vice President, Secretary, or Treasurer, may call a meeting of the Board.  Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio.  Such notice shall be given at least six hours prior to commencement of the meeting.

13.2         Temporary Directors and Quorum.  One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority.  In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

13.3         Actions Permitted To Be Taken.  The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1, may:

13.3.1    prescribe emergency powers to any officer of the Corporation;

13.3.2    delegate to any officer or Director, any of the powers of the Board;

13.3.3    designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

13.3.4    relocate the principal place of business, or designate successive or simultaneous principal places of business; and

13.3.5    take any other convenient, helpful or necessary action to carry on the business of the Corporation.

ARTICLE 14

AMENDMENTS

These By-laws may be amended or repealed and new By-laws may be adopted by a vote of the holders of shares entitled to vote in the election of Directors or by the Board.  Any By-laws adopted or amended by the Board may be amended or repealed by the Stockholders entitled to vote thereon.

ARTICLE 15

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative or similar action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer of the Corporation, employee or agent of the Corporation to the Corporation or the Stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the Certificate of Incorporation or these By-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this By-law.